UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 25, 2021

LEGGETT & PLATT, INCORPORATED
(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage,	MO	64836
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 417-358-8131
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
Leggett & Platt, Incorporated (the “Company”) is making this filing to update the presentation of certain financial information and related disclosures contained in its Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) to reflect a change from last-in, first-out ("LIFO") to the first-in, first-out ("FIFO") inventory cost method.

Beginning with the first quarter 2021 Form 10-Q, we changed our method for valuing certain inventories (primarily domestic steel-related inventories, largely in the Bedding Products and Furniture, Flooring & Textile Products segments) to the FIFO cost method from the LIFO cost method. We believe that this change in accounting is preferable as it more closely resembles the physical flow of inventory, is a more consistent method to value inventory across our businesses, and results in improved comparability with industry peers. After this change, we no longer utilize the LIFO cost method; the majority of our inventories are now valued using the FIFO method, with the remainder valued using an average-cost method.

Prior to 2019, the LIFO inventories represented approximately 50% of our inventories. With the acquisition of Elite Comfort Solutions, Inc. ("ECS") in the first quarter of 2019, LIFO inventories decreased to roughly 40%, as ECS did not utilize the LIFO method. At December 31, 2020, our LIFO inventories were lower than historical levels and represented about one-third of our total inventories. This was due to the sharp increase in demand that began in the second quarter of 2020 and several divestitures and closures of operations using the LIFO cost method in the last three years.

With the change from LIFO to FIFO, we expect to make tax payments of $21 million, in the aggregate, during the years 2021- 2023 based on current tax rates. This change will also increase our reported working capital. Our LIFO reserve at December 31, 2020 was $55 million and has averaged approximately $60 million over the last four years. When the LIFO reserve is eliminated, the book value of our inventory will increase. Our days inventory outstanding ("DIO") under the LIFO cost method for the year ended December 31, 2020 was 69 days compared to 74 days under the FIFO method.

The exhibits to this Form 8-K supersede and replace the following items in the 2020 Form 10-K to reflect, retrospectively, the adjustments resulting from the elimination of LIFO for all periods presented. The retrospectively adjusted items are attached as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

•	Exhibit 99.1 - Item 6.	Revised Selected Financial Data
•	Exhibit 99.2 - Item 7.	Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Exhibit 99.3 - Item 15(a).	Revised Financial Statements and Financial Statement Schedule (including but not limited to revisions to Note A – Summary of Significant Accounting Policies; Note C - Impairment Charges; Note E - Restructuring and Restructuring-Related Charges; Note F – Segment Information; Note G – Earnings Per Share; Note H - Accounts and Other Receivables; Note N – Income Taxes; Note O - Other (Income) Expense; Note R - Acquisitions; and the Quarterly Summary of Earnings.

The information related to the elimination of the LIFO inventory methodology contained in this Form 8-K supersedes what was in the 2020 Form 10-K. All other information in the 2020 Form 10-K remains unchanged and has not been otherwise updated for transactions, events, or trends occurring, or risks and uncertainties arising after, the filing of the 2020 Form 10-K. For developments since the filing of the 2020 Form 10-K, please refer to the Company’s Form 10-Q for the quarterly period ended March 31, 2021, as well as other filings the Company files with the SEC. The information in this Current Report on Form 8-K should be read in conjunction with the 2020 Form 10-K and such subsequent filings.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits hereto, and our other public disclosures, whether written or oral, may contain “forward-looking” statements including, but not limited to: the profitable growth and operating performance of the Company; projections of Company revenue, income, earnings, capital expenditures, dividends, capital structure, cash from operations, cash repatriation, restructuring and related costs, tax impacts or other financial items, effective tax rate; maintenance of indebtedness under the commercial paper program; litigation exposure; our ability to deleverage; possible plans, goals, objectives, prospects, strategies, or trends concerning future operations; statements concerning future economic performance, possible goodwill or other asset impairment; access to liquidity; compliance with the debt covenant requirements; amount of fixed cost savings; raw material availability and pricing; supply chain disruptions; labor, nonwoven fabric, microchips, and chemical shortages; employee termination costs; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “project,” “should,” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties, and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends, or results.

Readers should review Item 1A Risk Factors in our most recently filed Form 10-K and Form 10-Q for a description of important factors that could cause actual events or results to differ materially from forward-looking statements. It is not possible to anticipate and list all risks, uncertainties, and developments which may affect our future operations or our performance, or which otherwise may cause actual events or results to differ materially from forward-looking statements. However, the known material risks and uncertainties include the following:

• the adverse impact on our trade sales, earnings, liquidity, cash flow, and financial condition caused by the COVID-19 pandemic which has had and, depending on the length and severity of the pandemic and the timing and effectiveness of any vaccines, could continue, in varying degrees, to negatively impact, among other things (i) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries; (ii) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels, and ship finished products to customers; (iii) operating costs related to pay and benefits for our terminated employees; (iv) our ability to collect trade and other notes receivables in accordance with their terms due to customer bankruptcy, financial difficulties or insolvency; (v) impairment of goodwill and long-lived assets; (vi) restructuring and related costs; and (vii) our ability to borrow under our revolving credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility and our ability to pay our debt when it comes due;
• inability to “deleverage” after the ECS acquisition, due to increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, demand for our products, cash flow, any acquisition or divestiture activity, our working capital needs, and capital expenditures;
• our ability to manage working capital;
• adverse changes in consumer confidence, housing turnover, employment levels, interest rates, trends in capital spending, and the like;
• factors that could impact raw materials and other costs, including the availability and pricing of steel scrap and rod, chemicals, nonwoven fabrics, microchips, the availability of labor, wage rates, and energy costs;
• our ability to pass along raw material cost increases through increased selling prices;
• price and product competition from foreign (particularly Asian and European) and domestic competitors;
• our ability to maintain profit margins if our customers change the quantity and mix of our components in their finished goods;
• our ability to access the commercial paper market;
• the speed at which vaccines for the COVID-19 virus are administered, the percentage of the population vaccinated, and the effectiveness of those vaccines;
• our ability to maintain and grow the profitability of acquired companies;
• adverse changes in political risk, and U.S. or foreign laws, regulations, or legal systems (including tax law changes);
• cash generation sufficient to pay the dividend;
• our ability to realize deferred tax assets on our balance sheet;
• cash repatriation from offshore accounts;
• tariffs imposed by the U.S. government that result in increased costs of imported raw materials and products that we purchase;
• our ability to maintain the proper functioning of our internal business processes and information systems through technology failures or otherwise;
• our ability to avoid modification or interruption of our information systems, including our industrial control systems, through cybersecurity breaches;
• the loss of business with one or more of our significant customers;
• our ability to comply with environmental, social, and governance responsibilities;
• litigation risks related to various contingencies including antitrust, intellectual property, contract disputes, product liability and warranty, taxation, environmental, and workers’ compensation expense;
• our borrowing costs and access to liquidity resulting from credit rating changes;
• business disruptions to our steel rod mill;

• risks related to operating in foreign countries, including, without limitation, credit risks, ability to enforce intellectual property rights, currency exchange rate fluctuations, industry labor strikes, increased customs and shipping rates, inconsistent interpretation, and enforcement of foreign laws;
• risks relating to the United Kingdom’s exit from the European Union (commonly known as “Brexit”);
• the continued effectiveness and enforcement of anti-dumping and countervailing duties on the import of innersprings, steel wire rod, and finished mattresses;
• our ability to comply with privacy and data protection regulations; and
• our ability to comply with climate change laws and regulations.
MARKET AND INDUSTRY DATA
Unless we indicate otherwise, we base the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analyses, on our internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analyses and cannot guarantee their accuracy or completeness.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

23*	Consent of Independent Registered Public Accounting Firm

99.1*	Item 6. Revised Selected Financial Data retrospectively adjusted for the LIFO to FIFO accounting change for all periods presented

99.2*	Item 7. Revised Management's Discussion and Analysis of Financial Condition and Results of Operations retrospectively adjusted for the LIFO to FIFO accounting change

99.3*	Item 15(a). Revised Financial Statements and Financial Statement Schedule retrospectively adjusted for the LIFO to FIFO accounting change for the fiscal years ended 2020, 2019, and 2018

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH*,**	Inline XBRL Taxonomy Extension Schema

101.CAL*,**	Inline XBRL Taxonomy Extension Calculation Linkbase

101.DEF*,**	Inline XBRL Taxonomy Extension Definition Linkbase

101.LAB*,**	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*,**	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (the cover page interactive data file does not appear in the Interactive Data File because its tags are embedded within the Inline XBRL document contained in Exhibit 101)

* Denotes filed herewith.
** Filed as Exhibit 101 to this report are the following formatted in Inline XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Operations for each year in the three year period ended December 31, 2020; (ii) Consolidated Statements of Comprehensive Income (Loss) for each year in the three year period ended December 31, 2020; (iii) Consolidated Balance Sheets at December 31, 2020 and December 31, 2019; (iv) Consolidated Statements of Cash Flows for each year in the three year period ended December 31, 2020; (v) Consolidated Statements of Changes in Equity for each year in the three year period ended December 31, 2020; and (vi) Notes to Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 25, 2021	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President -
General Counsel & Secretary

4